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                                                                 EXHIBIT 10.4(b)

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment") is made this the 10th day of December, 1997 by and among Blue Rhino Corporation, a Delaware corporation ("Buyer") and Bison Propane Bottle Exchange LLC, a Kansas limited liability company, ("Seller").

                               R E C I T A L S:
                               ---------------

     WHEREAS, the parties entered into an Asset Purchase Agreement dated December 9, 1997 ("Agreement"); and

     WHEREAS, the parties now desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

A. The parties acknowledge that as of the date of this Amendment, the Seller has approximately eight hundred thirteen (813) Locations plus which includes approximately twenty (20) locations that averaged less than four
     (4) cylinder exchanges per month over the prior twelve (12) months. The parties agree that Seller shall have up to ninety (90) days after Closing to continue to set Locations to be owned by the Buyer. All expenses including specifically payroll and Racks relating to the setting of said additional Locations shall be paid by Seller. This procedure shall continue for a period of the earlier of (i) until the total of the Locations transferred to Buyer at Closing plus the additional new Locations equal eight hundred fifty (850); or (ii) ninety (90) days after Closing. If, at the end of ninety (90) days after Closing, the total Locations including the Locations transferred
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     to Buyer at Closing plus all of the additional Locations set up by Seller equal less than eight hundred fifty (850), then the Purchase Price shall be adjusted as provided by Section 1.4 of the Agreement.

B.   Section 1.4(c) Exclusion is deleted from the Agreement.
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C.   Except as set forth herein, all the terms and provisions of the Agreement are ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

                              BUYER:
                              BLUE RHINO CORPORATION


                              By:__/s/ Mark Castaneda_____________
                                                     Officer

                              SELLER:
                              BISON PROPANE BOTTLE EXCHANGE LLC

                              By:__/s/ C.J. Lett III___
                                                       Manager

                              By:__/s/ Hal Ramsey_________________
                                                  Manager

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